Exhibit 10.1

September 18, 2012

Sarasota Varca II LLC

1220 S. Orange Ave.

Sarasota, FL  34239

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Agreement dated June 22, 2012 (the “Loan Agreement”) by and between Sarasota Varca II LLC (“Lender”), Varca Ventures, Inc. (“Varca”) and its wholly-owned subsidiary Wildcat Mining Corporation (“Wildcat” and together with Varca, “Borrower”), pursuant to which Lender loaned $600,000 to Borrower, as evidenced by that certain Secured Promissory Note dated June 22, 2012 in the principal amount of $600,000 (the “Note”).  Capitalized terms used but not otherwise defined in this Letter Amendment have the same meanings as specified in the Loan Agreement.

In exchange for certain services and accommodations to be made by Lender, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement and the Note are hereby amended as follows:

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Lender’s optional conversion option set forth in Section 3.02(d) of the Loan Agreement and Section 2 of the Note shall be adjusted from $0.25 per share to $0.10 per share.

The Loan Agreement, the Note and each of the other Loan Documents, as amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning this Letter Amendment to my attention.

Accepted and agreed:

SARASOTA VARCA II LLC By: /s/ James Libby James Libby, Managing Member By: /s/ Robert Libby Robert Libby, Managing Member Dated: 9/18/12	VARCA VENTURES, INC. By: /s/ Roger Tichenor Roger Tichenor, CEO WILDCAT MINING CORPORATION By: /s/ Roger Tichenor Roger Tichenor, CEO